Exhibit 5.2

Nelson Mullins Riley & Scarborough LLP

Attorneys and Counselors at Law

Atlantic Station / 201 17th Street, NW / Suite 1700 / Atlanta, GA 30363

Tel: 404.322.6000 Fax: 404.322.6050

www.nelsonmullins.com

March 5, 2013

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

Re:	Registration Statement on Form S-3 for Fidelity National Information Services, Inc.

Ladies and Gentlemen:

We have acted as special Georgia counsel for Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), regarding the preparation and filing of this opinion letter with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the following securities of the Company: (i) unsecured senior debt securities (the “Senior Debt Securities”); (ii) unsecured subordinated debt securities (together with the Senior Debt Securities, the “Debt Securities”); (iii) guarantees by the Guarantors of the Debt Securities (the “Guarantees”); (iv) shares of common stock, par value $0.0001 per share (the “Common Stock”); (v) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”); (vi) depositary shares (the “Depositary Shares”) in the form of fractional interests in Debt Securities or fractional shares of the Preferred Stock in each case evidenced by depositary receipts (the “Receipts”); (vii) warrants to purchase Common Stock, Preferred Stock, Debt Securities or other securities described in the Registration Statement, or any combination of them (collectively, the “Warrants”); (viii) contracts for the purchase and sale of Common Stock, Preferred Stock, Debt Securities or other securities described in the Registration Statement (the “Purchase Contracts”); and (ix) units of the Company, consisting of one or more of the other securities described in the Registration Statement or debt obligations of third parties, including U.S. Treasury Securities (the “Units,” and together with the Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Depositary Shares, the Receipts, the Warrants and the Purchase Contracts, the “Offered Securities”). The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

As such special Georgia counsel, and as a basis for the opinions hereinafter set forth, we have examined and are familiar with (i) the articles of incorporation and bylaws of the Company (each as amended to date), (ii) the Registration Statement and (iii) resolutions of the directors of the Company. In addition, we have made such investigations of law and have examined such certificates of public officials and officers of the Company and such other documents and records as we have deemed necessary for purposes of this opinion letter.

With offices in the District of Columbia, Florida, Georgia, Massachusetts, North Carolina, South Carolina, Tennessee and West Virginia

Fidelity National Information Services, Inc.

March 5, 2013

We have relied on statements and representations of officers of the Company and other representatives of the Company and its agents. We have not independently established or verified any facts relevant to the opinion expressed herein. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures and the legal capacity and mental competence of natural persons.

We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding paragraph was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosure necessary to prevent such information from being misleading. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based, as to matters of law, solely on the Georgia Business Corporation Code. We express no opinion herein as to any other laws, statutes, regulations or ordinances. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, we are of the opinion that:

1.	When (i) the Registration Statement has become effective under the Securities Act, (ii) the shares of Common Stock have been duly and properly authorized for issuance, (iii) the issuance of such shares does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iv) such shares of Common Stock have been issued, paid for and delivered in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which shares of Common Stock may be issued, such shares of Common Stock (including any Common Stock duly issued upon exchange for or conversion of Preferred Stock, Debt Securities, Warrants, Purchase Contracts and Units) will be validly issued, fully paid and nonassessable.

2.	When (i) the Registration Statement has become effective under the Securities Act, (ii) amendments to the Company’s articles of incorporation determining the terms of the series of Preferred Stock have been filed with the Secretary of State of the State of Georgia and the shares of such series of Preferred Stock have been duly and properly authorized for issuance, (iii) such issuance does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iv) such shares of Preferred Stock have been issued, paid for and delivered in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which shares of Preferred Stock may be issued, such shares of Preferred Stock (including any Preferred Stock duly issued upon exchange for or conversion of Debt Securities, Warrants, Purchase Contracts and Units) will be validly issued, fully paid and nonassessable.

Fidelity National Information Services, Inc.

March 5, 2013

This opinion letter is furnished to you for your use in connection with the Registration Statement. This opinion letter may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, except that this opinion letter may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law. This opinion letter speaks as of the date hereof. We make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur that could affect the opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement and in any amendments or supplements to the Registration Statement and such prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act or that we are otherwise within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated pursuant to the Securities Act.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP